No. 673033
編號

# COMPANIES ORDINANCE
# (CHAPTER 32)
香 港 法例 第 32 章
公 司 條 例

# CERTIFICATE OF INCORPORATION
公 司 註 冊 證 書

* * *

**I hereby certify that**
本 人 謹 此 證 明

FORESTS MANUFACTURING LIMITED
森㷑制造有限公司

**is this day incorporated in Hong Kong under the Companies Ordinance,**
於 本 日 在 香 港 依 據 公 司 條 例 註 冊 成 為

**and that this company is limited.**
有 限 公 司 。

**Issued by the undersigned on** 23 April 1999.
本 證 書 於 一 九 九 九 年 四 月 廿 三 日 簽 發 。

MISS R. CHEUNG

.......................................................

for *Registrar of Companies*
*Hong Kong*
香港公司註冊處處長
（公司註冊主任 張潔心 代行）

C.R.F. 4 (99)